Exhibit 99.1

 January 20, 2012

Ventrus Appoints New Board Member

NEW YORK, Jan. 20, 2012 (GLOBE NEWSWIRE) -- Ventrus Biosciences, Inc. (Nasdaq:VTUS), today announced the appointment of Anthony E. Altig to its board of directors.

Mr. Altig is the Chief Financial Officer of Biotix Holdings, Inc. a company that manufactures microbiological consumables. From December 2004 to June 2007, Mr. Altig served as the Chief Financial Officer, of Diversa Corporation (subsequently Verenium Corporation), a publicly-traded company developing specialized industrial enzymes. Prior to joining Diversa, Mr. Altig served as the Chief Financial Officer of Maxim Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from 2002 to 2004. In addition, Mr. Altig serves as a director and chair of the Audit Committee for MultiCell Technologies, Inc, and a director for OccuLogix, Inc.(doing business as TearLab Corporation) and Optimer Pharmaceuticals, Inc.

"The addition of Tony to Ventrus's board of directors ensures that the company will continue to benefit from a diversity of perspectives and experience in our mission to provide best in class drugs," said Dr. Russell Ellison, Chairman and Chief Executive Officer of Ventrus Biosciences, Inc.

With Mr. Altig's appointment, the number of Ventrus directors remains at 5. In addition to Tony, the other board members include Dr. Russell Ellison, Chairman and Chief Executive Officer of Ventrus BioSciences, Inc.; Myron Holubiak, President of 1-800-DOCTORS, Inc and former President of Roche Laboratories, Inc.; Mark Auerbach, Director and Chairman of the Audit committee of Optimer Pharmaceuticals and former Executive Chairman of the Board of Directors for Par Pharmaceutical; Dr. Joseph Felder, a Clinical Gastroenterologist and Co-Chairman of the New York chapter of the Crohn's and Colitis Foundation of America.

Upon Mr. Altig's appointment, Thomas Rowland, the former CEO of Ventrus and its current Chief Business Officer, resigned as a Director. Dr. Ellison added, "We appreciate Thom's service as a director since it began operations and are glad to have him as an executive officer of Ventrus, in which capacity he brings a wealth of drug development experience."

About Ventrus

Ventrus is a development stage specialty pharmaceutical company focused on the development of late-stage prescription drugs for gastrointestinal disorders. Our lead products are: Iferanserin (VEN 309) for the topical treatment of hemorrhoids, for which the first Phase 3 clinical trial began in August 2011 and is ongoing, and topical diltiazem (VEN 307) for the treatment of anal fissures for which the first Phase 3 trial was initiated in November 2010, and is ongoing. Our product candidate portfolio also includes topical phenylephrine (VEN 308) intended to treat fecal incontinence. VEN 307 and VEN 308 are two molecules that were previously approved and marketed for other indications and that have been formulated into our in-licensed proprietary topical treatments for these new gastrointestinal indications. VEN 309 is a New Chemical Entity (NCE).

Please Note: The information provided herein contains estimates and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the timing, cost and results of clinical trials and other development activities involving our product candidates; the unpredictability of the clinical development of our product candidates and of the duration and results of regulatory review of those candidates by the FDA and foreign regulatory authorities; the unpredictability of the size of the markets for, and market acceptance of, any of our products, including VEN 309; our anticipated capital expenditures, our estimates regarding our capital requirements, and our need for future capital; our ability to retain and hire necessary employees and to staff our operations appropriately; and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

Contact:

Ventrus BioSciences, Inc.
David Barrett
646-706-5208
dbarrett@ventrusbio.com